CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Connetic Venture Capital Access Fund on Form N- 2/A of our report dated June 21, 2024 on the financial statements of Connetic Venture Capital Access Fund.

Crowe LLP

Costa Mesa, California
September 30, 2024

Crowe LLP Independent Member Crowe Global

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement of Connetic Venture Capital Access Fund on Form N- 2/A of our report dated September 25, 2024 on the financial statements of 908 Investments LLC.

Crowe LLP

Fort Lauderdale, Florida
September 30, 2024

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